Exhibit 99.1

AUGUST 5, 2019

Sensus Healthcare Reports Second Quarter 2019 Financial Results

●	Resumes double-digit revenue growth, up 23% over the prior year quarter

●	Affirms expectations for full-year double-digit revenue growth

●	Conference call begins at 4:30 p.m. Eastern time today

BOCA RATON, Fla. (August 8, 2019) – Sensus Healthcare, Inc. (Nasdaq: SRTS), a medical device company specializing in highly effective, non-invasive, minimally-invasive and cost-effective treatments for both oncological and non-oncological conditions, announces financial results for the three and six months ended June 30, 2019.

Highlights from the second quarter of 2019 and recent weeks include:

●	Shipped 22 systems during the quarter, including 17 SRT-100 Vision™ systems

●	Reported revenues of $7.5 million, up 23% over the second quarter of 2018

●	Renewed sales agreement with major customer

●	Achieved profitability with net income of $0.1 million and adjusted EBITDA of $0.4 million

●	SRT-100™ used to treat keloid patient on popular cable television dermatology program

●	Superficial radiation therapy (SRT) added to Premier, Inc. group purchasing contracts effective August 1, with approximately 4,000 member hospitals and health systems across the U.S.

●	Reported results from a five-year retrospective study with SRT for non-melanoma skin cancer showing a cure rate of 98.9%, which exceeds the Mohs surgery cure rate

●	Announced a Sculptura™ collaboration with the Perelman School of Medicine at the University of Pennsylvania

Management Commentary

“As anticipated, second quarter financial results mark a return to double-digit revenue growth highlighted by sales of our feature-rich SRT-100 Vision system,” said Joe Sardano, Sensus Healthcare’s chairman and chief executive officer. “The issue underlying our decision during the first quarter to moderate SRT-100 Vision sales to a key customer has been resolved to our satisfaction, including contract renewal, and we began in the second quarter to ship the systems we held back. Included in the 17 SRT-100 Vision units sold during the second quarter is a sale to Shaare Zedek Medical Center in Jerusalem, our fourth Vision customer in Israel. We are focused on broadening our customer base to large practices and hospital centers, and these efforts are beginning to show results.

“We continue to invest in sales and marketing, and exhibited our SRT systems for the treatment of keloids and non-melanoma skin cancer at several regional dermatology trade shows. In recent weeks, our SRT-100+ was featured on a popular dermatology cable TV program, where a young woman’s keloids were treated successfully. The show is hosted by Dr. Sandra Lee, and we look forward to continued exposure for SRT to treat keloids, particularly given a recent clinical study showing just a 3% recurrence rate after surgery and SRT. In June we exhibited our Sculptura Modulated Robotic Brachytherapy with Beam Sculpting™ capabilities and Robotic Respiratory Tracking at the 2019 American Brachytherapy Society’s Annual Meeting. We are pleased with the work of our oncology team and the interest being generated in this recently approved product,” Mr. Sardano continued.

“Our Sculptura collaboration with the Perelman School of Medicine at the University of Pennsylvania began during the second quarter. We anticipate several more Sculptura collaborations with prominent medical schools later this year.

“Looking forward to the second half of 2019, we anticipate double-digit revenue growth driven by sales of the SRT-100 Vision to the dermatology and oncology markets.

Second Quarter Financial Results

Revenues for the second quarter of 2019 were $7.5 million, an increase of 23% over $6.1 million for the second quarter of 2018. The increase was attributable to increased sales of the higher-priced SRT-100 Vision product.

Gross profit for the second quarter of 2019 was $4.9 million, or 66.1% of revenues, compared with $3.9 million, or 65.1 % of revenues, for the second quarter of 2018. The increase in gross margin was mainly due to a shift in product mix favoring higher margin SRT-100 Vision units.

Selling and marketing expense for the second quarter of 2019 was $2.0 million, unchanged from the second quarter of 2018.

General and administrative expense for the second quarter of 2019 was $0.96 million, compared with $0.91 million for the second quarter of 2018.

Research and development expense for the second quarter of 2019 was $1.9 million, compared with $1.6 million for the second quarter of 2018. The increase was mainly due to expenses related to the ramp-up to production of the Sculptura.

Net income for the second quarter of 2019 was $0.1 million, or $0.01 per diluted share, compared with a net loss of $(0.5) million, or $(0.04) per share, for the second quarter of 2018.

Adjusted EBITDA for the second quarter of 2019 was $0.4 million, compared with $(0.2) million for the second quarter of 2018. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and stock-compensation expense. Please see below for a reconciliation between GAAP and non-GAAP financial measures, and the specific reasons these non-GAAP financial measures are provided.

Cash and investments were $16.8 million as of June 30, 2019, compared with $15.4 million as of December 31, 2018. The company had no long-term debt and no outstanding borrowings on its revolving line of credit as of June 30, 2019.

Six Month Financial Results

Revenues for the first half of 2019 increased 7.5% to $12.9 million, compared with $12.0 million for the first half of 2018. Gross profit for the first half of 2019 was $8.3 million, or 63.9% of revenue, compared with $7.9 million, or 65.6% of revenue, for the first half of 2018.

Selling and marketing expense was $4.5 million for the first half of 2019, compared with $4.2 million for the first half of 2018. General and administrative expense was $2.0 million year-to-date, compared with $2.3 million for the prior-year period. Research and development expense for the first half of 2019 was $3.9 million, compared with $3.1 million for the first half of 2018.

The net loss for the first half of 2019 was $(2.0) million, or $(0.12) per share, compared with a net loss of $(1.7) million, or $(0.12) per share, for the first half of 2018.

Use of Non-GAAP Financial Information

This press release contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). Sensus Healthcare management uses Adjusted EBITDA, a non-GAAP financial measure, in its analysis of performance. Adjusted EBITDA should not be considered a substitute for GAAP basis measures nor should it be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of Adjusted EBITDA, which excludes the impact of interest, income taxes, depreciation, amortization and stock-compensation expense, provides useful supplemental information that is essential to a proper understanding of the financial results of Sensus Healthcare. Non-GAAP financial measures are not formally defined by GAAP, and other entities may use calculation methods that differ from those used by Sensus Healthcare. As a complement to GAAP financial measures, management believes that Adjusted EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. A reconciliation of the GAAP net loss to Adjusted EBITDA is provided in the schedule below.

SENSUS HEALTHCARE, INC.

GAAP TO NON-GAAP RECONCILIATION

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018

Net Income (Loss), as reported	$112,308	$(540,651)	$(2,008,710)	$(1,666,563)
Add:
Depreciation and amortization	152,727	132,969	281,162	233,503
Stock compensation expense	158,144	142,416	312,680	680,453
Interest, net	(66,824)	41,921	(138,843)	53,314
Adjusted EBITDA, non GAAP	$356,355	$(223,345)	$(1,553,710)	$(699,293)

Conference Call and Webcast

The Company will host an investment community conference call today beginning at 4:30 p.m. Eastern time, during which management will discuss financial results for the 2019 second quarter, provide a business update and answer questions. To access the conference call, the dial-in numbers are 888-567-1603 (U.S. and Canada Toll Free) or 862-298-0702 (International). Please direct the operator to be connected to the Sensus Healthcare conference call. The call will be webcast live and can be accessed at the following link, which also may be found in the Investor Relations section of the Company’s website at www.sensushealthcare.com.

Following the conclusion of the conference call, a replay will be available and can be accessed by dialing 888-539-4649 (U.S. and Canada Toll Free) or 754-333-7735 (International). At the system prompt, enter the replay code 148129 followed by the # sign. An archived webcast of the call will also be available in the Investor Relations section of the Company’s website for a period of time.

About Sensus Healthcare

Sensus Healthcare, Inc. is a medical device company specializing in highly effective, non-invasive, minimally-invasive and cost-effective treatments for both oncological and non-oncological conditions. The Sculptura™ robotic radiation oncology system provides targeted intraoperative triple-modulated radiotherapy (IORT) and Brachytherapy utilizing our proprietary, state-of-the-art 3D Beam Sculpting™ to treat patients undergoing cancer treatment during surgery, or at the tumor site, with a single dose. Sensus also offers its proprietary low-energy X-ray technology known as superficial radiation therapy (SRT), which is the culmination of more than a decade of research and development, to treat non-melanoma skin cancers and keloids with its SRT-100™, SRT-100+™ and SRT-100 Vision™ systems. With its portfolio of innovative medical device products, Sensus provides revolutionary treatment options to enhance the quality of life of patients around the world.

For more information, visit www.sensushealthcare.com.

Forward-Looking Statements

This press release includes statements that are, or may be deemed, “forward-looking statements.” In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” “potential” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and healthcare, regulatory and scientific developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward looking statements contained in this press release, as a result of, among other factors: our ability to achieve and sustain profitability; market acceptance of our product lines; our ability to successfully commercialize our products; our ability to compete effectively in selling our products and services, including responding to technological change and cost containment efforts of our customers; our need and ability to obtain additional financing in the future; our ability to expand, manage and maintain our direct sales and marketing organizations; our ability to obtain and maintain intellectual property of sufficient scope to adequately protect our products, and our ability to avoid infringing or otherwise violating the intellectual property rights of third parties; the willingness of healthcare providers to purchase our products if coverage, reimbursement and pricing from third party payors for procedures using our products declines; the level and availability of government and third party payor reimbursement for clinical procedures using our products; our ability to effectively manage our anticipated growth, including hiring and retaining qualified personnel; the regulatory requirements applicable to us and our competitors; our ability to manufacture our products to meet demand; our current reliance on third party manufacturers and sole- or single-source suppliers, as well as our ability to successfully transition manufacturing of our products in-house; our ability to reduce the per unit manufacturing costs; our ability to efficiently manage our manufacturing processes; the regulatory and legal risks, and certain operating risks, that our international operations subject us to; the fact that product quality issues or product defects may harm our business; the accuracy of our financial statements and accounting estimates, including allowances for accounts receivable and inventory obsolescence; any product liability claims; new legislation, administrative rules, or executive orders, including those that impact taxes and international trade regulation; concentration of our customers in the U.S. and China, including the concentration of sales to one particular customer in the U.S.; and other risks described from time to time in Sensus Healthcare’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this press release, they may not be predictive of results or developments in future periods. Any forward-looking statements that we make in this press release speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this press release. You should read carefully our “Cautionary Note Regarding Forward-Looking Information” and the factors described in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission to better understand the risks and uncertainties inherent in our business.

Contact:

LHA Investor Relations

Kim Sutton Golodetz

212-838-3777

kgolodetz@lhai.com

(Tables to follow)

SENSUS HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of June 30, 2019	As of December 31, 2018
	(unaudited)

Assets
Current Assets
Cash and cash equivalents	$11,434,000	$12,484,256
Accounts receivable, net	12,216,835	13,145,934
Inventories	2,101,295	1,628,817
Investment in debt securities	5,391,908	2,892,190
Prepaid and other current assets	1,711,340	1,750,994
Total Current Assets	32,855,378	31,902,191
Property and Equipment, Net	938,910	891,029
Patent Rights, Net	385,544	433,737
Deposits	99,151	24,272
Operating Lease Right-of-Use Assets, Net	1,570,475	—
Total Assets	$35,849,458	$33,251,229
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$4,570,583	$5,166,239
Deferred revenue, current portion	979,409	722,025
Operating lease liabilities, current portion	329,203	—
Product warranties	148,976	136,217
Total Current Liabilities	6,028,171	6,024,481
Operating lease liabilities, Net of Current Portion	1,250,073	—
Deferred Revenue, Net of Current Portion	1,186,744	766,732
Total Liabilities	8,464,988	6,791,213
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, 5,000,000 shares authorized and none issued and outstanding	—	—
Common stock, $0.01 par value – 50,000,000 authorized; 16,551,728 issued and 16,497,030 outstanding at June 30, 2019; 16,145,915 and 16,112,461 issued and outstanding at December 31, 2018.	165,517	161,459
Additional paid-in capital	43,005,765	39,957,905
Treasury stock, 54,698 and 33,454 shares at cost, at June 30, 2019 and December 31, 2018, respectively.	(252,570)	(133,816)
Accumulated deficit	(15,534,242)	(13,525,532)
Total Stockholders’ Equity	27,384,470	26,460,016
Total Liabilities and Stockholders’ Equity	$35,849,458	$33,251,229

SENSUS HEALTHCARE, INC.

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018

Revenues	$7,476,296	$6,056,735	$12,912,895	$12,012,197
Cost of Sales	2,537,102	2,116,108	4,657,723	4,131,308
Gross Profit	4,939,194	3,940,627	8,255,172	7,880,889
Operating Expenses
Selling and marketing	1,995,263	1,960,309	4,525,608	4,175,220
General and administrative	963,641	913,624	1,976,803	2,255,876
Research and development	1,934,807	1,565,424	3,900,314	3,063,042
Total Operating Expenses	4,893,711	4,439,357	10,402,725	9,494,138
Income (Loss) From Operations	45,483	(498,730)	(2,147,553)	(1,613,249)
Other Income (Expense)
Interest income	66,825	23,590	138,843	45,612
Interest expense	-	(65,511)	-	(98,926)
Other Income (Expense), net	66,825	(41,921)	138,843	(53,314)
Net Income (Loss)	$112,308	$(540,651)	$(2,008,710)	$(1,666,563)
Net Income (Loss) per share – basic	$0.01	$(0.04)	$(0.12)	$(0.12)
diluted	$0.01	$(0.04)	$(0.12)	$(0.12)
Weighted average number of shares used in computing net income (loss) per share – basic	16,368,171	13,378,276	16,244,635	13,355,044
diluted	16,382,918	13,378,276	16,244,635	13,355,044